UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2016, we entered into an underwriting agreement, or the Underwriting Agreement, with Roth Capital Partners, LLC, as representative of the underwriters named therein, or the Underwriters, relating to the issuance and sale of 6,890,000 shares of our common stock, par value $0.001 per share, together with warrants to purchase 3,445,000 shares of our common stock at an initial exercise price of $0.485 per share. The warrants are exercisable by the holders at any time on or after the date of the closing of the offering and will expire on the fifth anniversary of the closing of the offering. The warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the underlying shares of common stock issuable upon exercise of the warrants. The price to the public in this offering is $0.485 per share and warrant, and the Underwriters have agreed to purchase the shares and warrants from us pursuant to the Underwriting Agreement at a price of $0.45105 per share and warrant. In addition, we have agreed to issue to Roth warrants to purchase 723,450 shares of our common stock and additional warrants to purchase up to 108,518 shares of our common stock if the over-allotment option is exercised in full, or the Underwriter Warrants. The Underwriter Warrants will be exercisable for a period of five years from the date of the prospectus supplement at an exercise price of $0.485 per share. The net proceeds to us from this offering are expected to be approximately $2,920,235, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about March 30, 2016, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to 1,033,500 additional shares of our common stock and additional warrants to purchase up to 516,750 shares of our common stock solely to cover over-allotments, if any.

The offering is being made pursuant to our shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission, or the SEC, on August 26, 2014, which was declared effective by the SEC on September 5, 2014 (Registration Statement No. 333-198373), and a preliminary and final prospectus supplement thereunder relating to the offering.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by our company, indemnification obligations of our company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer and certain 10% stockholders of our company have entered into agreements with the representative of the Underwriters not to sell, transfer, or otherwise dispose of our securities, subject to certain exceptions, during the 90-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement and the warrants is qualified in its entirety by reference to the Underwriting Agreement and the form of warrant copies, of which are filed as Exhibit 1.2 and Exhibit 4.2, respectively, to this Form 8-K and are incorporated herein by reference. A copy of the opinion of Greenberg Traurig, LLP relating to the validity of the shares and warrants issued in the offering is attached hereto as Exhibit 5.1.

On March 24, 2016, we issued a press release, attached hereto as Exhibit 99.1, announcing that we had priced the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.2	Underwriting Agreement, dated March 24, 2016, by and between Quest Resource Holding Corporation and Roth Capital Partners, LLC, as representative of the underwriters named therein

4.2	Form of Warrant

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

99.1	Press Release of Quest Resource Holding Corporation, dated March 24, 2016, entitled “Quest Resource Holding Corporation Prices $3.34 Million Underwritten Public Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.2	Underwriting Agreement, dated March 24, 2016, by and between Quest Resource Holding Corporation and Roth Capital Partners, LLC, as representative of the underwriters named therein

4.2	Form of Warrant

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

99.1	Press Release of Quest Resource Holding Corporation, dated March 24, 2016, entitled “Quest Resource Holding Corporation Prices $3.34 Million Underwritten Public Offering”